UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 10, 2020

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of principal executive offices)

(972) 668-8800

(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Comstock Resources, Inc. (the “Company”) is filing this Form 8-K to correct certain typographical errors contained in the following paragraphs of the Company’s Annual Report on Form 10-K, filed with the SEC on March 2, 2020 (the “2019 Form 10-K”). To the extent that the information set forth herein differs from or updates information contained in the 2019 Form 10-K, the information set forth herein shall supersede and replace the information in the 2019 Form 10-K. All page references are to pages in the 2019 Form 10-K and terms used below, unless otherwise defined, have the meanings set forth in the 2019 Form 10-K. Except as provided herein, the disclosures made in the Company’s 2019 Form 10-K remain unchanged.

The following paragraph hereby amends and restates in its entirety the third paragraph under Items 1 and 2. Business and Properties, on page 6 of the 2019 Form 10-K.

On July 16, 2019, we acquired Covey Park Energy LLC ("Covey Park") in a cash and stock transaction valued at approximately $2.2 billion (the "Covey Park Acquisition"). Covey Park was a privately held Haynesville shale focused company producing approximately 710 MMcfe per day. The Covey Park Acquisition meaningfully increased our scale, more than doubling our asset base and created significant financial and operational efficiencies.

The following paragraph hereby amends and restates in its entirety the eighth paragraph under Items 1 and 2. Business and Properties, on page 7 of the 2019 Form 10-K.

Value-Added Acquisitions. We closed the Covey Park Acquisition in July 2019 for $2.2 billion. The acquisition included approximately 249,000 net acres and 2.9 Tcfe of proved reserves. The Covey Park Acquisition added over 710 MMcfe per day of production and approximately 1,200 future drilling locations. In November 2019, we acquired a private company for $42.3 million in an all-stock transaction, which included approximately 3,155 net acres, 75 (20.1 net to us) producing wells and 44 (12.7 net to us) Haynesville/Bossier shale future drilling locations.

The following paragraph hereby amends and restates in its entirety the fourteenth paragraph under Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, on page 48 of the 2019 Form 10-K.

The acquisition included approximately 249,000 net acres and 2.9 Tcfe of proved reserves. The acquisition added approximately 710 MMcfe of daily average production, at the date of the acquisition, and over 1,200 net future drilling locations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: March 10, 2020	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer